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                                                                   EXHIBIT 10.32


                             ACQUISITION AGREEMENT,

                          DATED AS OF JANUARY 23, 1998

                                     BETWEEN

                        CATERAIR INTERNATIONAL, INC. (II)

                                       AND

                                 SKY CHEFS, INC.







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                              ACQUISITION AGREEMENT

         ACQUISITION AGREEMENT (this "Agreement"), dated as of January 23, 1998, by and between CATERAIR INTERNATIONAL, INC. (II), a Delaware corporation ("CII"), and SKY CHEFS, INC., a Delaware corporation ("Sky Chefs"). Each of CII and Sky Chefs may be referred to herein as a "Party" and both may be referred to herein as the "Parties".

         WHEREAS, CII operates three flight kitchen catering facilities (each a "Kitchen" and, collectively, the "Kitchens") at Los Angeles International Airport in Los Angeles, California, Ontario International Airport in Ontario, Canada, and John Wayne Airport, in Orange County, California (each an "Airport" and, collectively, the "Airports") from which CII provides airline catering and other services to airlines and other customers; and

         WHEREAS, CII desires to sell all of its business and the related assets at the Kitchens to Sky Chefs and Sky Chefs desires to acquire all of CII's business and assets at the Kitchens, all upon the terms and subject to the conditions set forth herein;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                          DEFINITIONS AND OTHER MATTERS

1.1      Certain Definitions.

         "Accountants" shall have the meaning ascribed to such term in Section 2.3(b) of this Agreement.

         "Acquired Agreements" shall mean all customer contracts, contracts with suppliers, other contracts, leases, licenses, permits, commitments or any other agreements (written or oral) related to, necessary for, or entered into in connection with, the operation of any of the Kitchens, in which CII has any rights, under which CII is subject to any obligation or liability, or by which any of the assets owned or used by CII in connection with the operation of any of the Kitchens are bound, including, without limitation, the Acquired Kitchens CIC License Agreement Rights, the CIC Sublease Agreements, the Customer Agreements and the other agreements listed on Schedule 1 hereto, but excluding the Excluded Assets.

         "Acquired Assets" shall mean all privileges, rights, interests and claims, real and personal, tangible, and intangible, of every type and description that are owned, leased, used or held for use by CII in connection with the operation of any of the Kitchens, in which CII has any right, title or interest, including, without limitation, (i) the Acquired Agreements, (ii) accounts receivable arising on or prior to the Closing Date associated with any of the Kitchens and the business and operations


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conducted thereat, (iii) that portion of the net working capital of CII that is allocable to the Kitchens and the business and operations conducted thereat,
(iv) that portion of the goodwill of CII that is attributable to the Kitchens and the business and operations conducted thereat and (v) those items listed on
Schedule 1 hereto, but excluding the Excluded Assets.

         "Acquired Kitchens CIC License Agreement Rights" shall mean any and all of the rights licensed by CII from Caterair pursuant to the CIC License Agreement in any of the "Customer Contracts" (as such term is defined in the CIC License Agreement) pursuant to which CII has provided, is providing or has the right to provide goods, products or services to any airline or other customer at or from any of the Airports or otherwise utilizing any of the Kitchens.

         "Agreement" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "Assignment Agreement" shall mean an Assignment Agreement, dated the Closing Date, executed by each of Sky Chefs and CII, in substantially the form attached as Exhibit D hereto.

         "Assumed Liabilities" shall have the meaning ascribed to such term in
Section 2.2 of this Agreement.

         "Assumption Agreement" shall mean an Assumption Agreement, dated the Closing Date, executed by each of Sky Chefs and CII, in substantially the form attached as Exhibit E hereto.

         "Bill of Sale" shall mean a Bill of Sale, dated the Closing Date, executed by each of Sky Chefs and CII, in substantially the form attached as Exhibit C hereto.

         "Kitchens Net Working Capital" shall have the meaning ascribed to such term in Section 2.3(a) of this Agreement.

         "Caterair" shall mean Caterair International Corporation, a Delaware corporation.

         "CIC License Agreement" shall mean that certain License Agreement, dated as of September 29, 1995, between CII and Caterair.

         "CIC Sublease Agreements" shall mean those certain Sublease Agreements, each dated as of September 29, 1995, between CII and Caterair pursuant to which CII subleases from Caterair certain real and personal property associated with the Kitchens.

         "CII" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "Closing" shall have the meaning ascribed to such term in Section 3.1 of this Agreement.

         "Closing Date" shall have the meaning ascribed to such term in Section
3.1 of this Agreement.



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         "Closing Date Kitchens Net Working Capital Statement" shall have the meaning ascribed to such term in Section 2.3(b) of this Agreement.

         "Customer Agreements" shall mean all contracts, agreements, commitments or other arrangements (whether written or oral) between CII, on the one hand, and any airline or other customer of CII, on the other hand, pursuant to which CII provides to such airline or other customer goods, products or services at or from any of the Airports or otherwise utilizing any of the Kitchens, together with all customer lists, financial and accounting records (including, without limitation, sales records and sales histories) related thereto.

         "Damages" shall have the meaning ascribed to such term in Section 8.2 of this Agreement.

         "Excluded Assets" shall mean (i) any and all collective bargaining agreements or other arrangements, commitments or understandings arising under any collective bargaining agreements or otherwise related to any collective bargaining agreements or any other commitments, plans, arrangements or understandings regarding terms and conditions of employment for any individuals employed by CII at any of the Airports or at any of the Kitchens in effect at any time (collectively, the "CBAs"), (ii) all assets of CII other than the Acquired Assets (i.e., those assets of CII (or portion thereof) not owned, leased, used or held for use by CII in connection with the operation of any of the Kitchens) and (iii) if applicable, that part, portion, or other subdivision of any Acquired Asset that does not (and only to the extent that such part, portion, or other subdivision does not) relate to any of the Kitchens, any of the Airports and the business and operations conducted thereat or therefrom, which Excluded Assets of CII are expressly not being transferred by CII to Sky Chefs in connection with the transactions being effected hereby, and will be retained by CII.

         "Excluded Liabilities" shall mean (i) any contingent liabilities of CII (whether or not related to or arising in connection with the Acquired Assets) that arise, or relate to events which occurred, prior to the Closing Date (excluding trade payables and accounts payable arising in the ordinary course of business consistent with past practice), (ii) any liabilities of CII arising at any time in connection with any Excluded Asset, (iii) any liabilities or obligations in any way related to, or arising in connection with any CBAs or under any Federal, state or local law or regulation governing the status of CII as an employer at any of the Kitchens, (iv) any liability or obligation of CII to any union representative of any employees at any of the Kitchens, and (v) any employment-related liabilities, obligations or commitments of CII arising in connection with, or which in any manner related to, the conduct or operations of any of the Kitchens prior to the Closing Date related to (A) any claims, grievances, charges, arbitrations, litigations or other claims or actions, including, without limitation, those against CII, that in any manner relate to terms and conditions of employment at any of the Kitchens or individuals employed at any of the Kitchens and (B) compensation and other benefits due individuals employed at any of the Kitchens.

         "Kitchens" shall have the meaning ascribed to such term in the first WHEREAS clause of this Agreement.
         "Kitchens Net Working Capital" shall have the meaning ascribed to such term in Section 2.3(a) of this Agreement.



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         "Net Working Capital" shall have the meaning ascribed to such term in
Section 2.3(a) of this Agreement.

         "Party" shall have the meaning ascribed to such term in the introductory paragraph of the Agreement.

         "Purchase Price" shall have the meaning ascribed to such term in
Section 2.1 of this Agreement.

         "Receipt" shall mean a Receipt, dated the Closing Date, executed by each of Sky Chefs and CII, in substantially the form attached as Exhibit B hereto.

         "Related Agreements" shall mean the Assumption Agreement, the Assignment Agreement, the Sublease Assignments, the Bill of Sale and the Receipt, and any other agreements, instruments or certificates delivered hereunder or in connection with the transactions contemplated by a Party.

         "Required Consents" shall mean the consents of any airline or other customers of CII or other third parties that are required in connection with the transactions contemplated hereby and in order for the Acquired Assets to be properly transferred to Sky Chefs, including, without limitation, the consents listed on Schedule 2 hereto.

         "Required Notices" shall mean any notices required to be given to any airline or other customers of CII or other third parties in connection with the transactions contemplated hereby and in order for the Acquired Assets to be properly transferred to Sky Chefs, including, without limitation, the notices listed on Schedule 2 hereto.

         "Revised Purchase Price" shall have the meaning ascribed to such term in Section 2.3(b) of this Agreement.

         "Revised Purchase Price Statement" shall have the meaning ascribed to such term in Section 2.3(b) of this Agreement.

         "Sky Chefs" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "Sublease Assignments" shall mean Assignment Agreements, each in substantially the form of Exhibit A hereto, dated the Closing Date, assigning the CIC Sublease Agreements from CII to Sky Chefs.

1.2      Proviso Relating To System-Wide or Multi-Location Contracts.

         Notwithstanding anything to the contrary contained in any definition or other provision of this Agreement, if pursuant to any Acquired Agreement CII has provided, does provide or enjoys the right to provide goods, products or services to any airline or other customer or enjoys any other benefit at other locations in addition to one of the Airports or otherwise utilizing any of the Kitchens, then the rights enjoyed by CII with respect to such Acquired Agreement shall be deemed to be an


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Acquired Agreement only to the extent that such rights or benefits relate to the provision of goods, products or services to an airline or other customer or other benefit enjoyed by CII at or from the Kitchens or at or from the relevant Airport or otherwise utilizing the Kitchens (and not at the other locations), and it is only such rights and benefits that are being transferred by CII to Sky Chefs in connection with the transactions contemplated hereby.


                                   ARTICLE II

                ACQUISITION OF ASSETS; ASSUMPTION OF LIABILITIES

2.1      Purchase and Sale of Assets

         Upon the terms and subject to the conditions set forth herein, on the Closing Date, in consideration of (i) $1,539,706 (the "Purchase Price") to be paid by Sky Chefs to CII on the Closing Date by wire transfer of immediately available funds to an account designated by CII or by such other method as may be designated by CII and (ii) the assumption by Sky Chefs of the liabilities described in Section 2.2 hereof, CII shall grant, sell, convey, assign, transfer and deliver to Sky Chefs, and Sky Chefs shall purchase and accept from CII, all right, title and interest of CII in the Acquired Assets.

2.2      Assumption of Liabilities.

         Upon the terms and subject to the conditions set forth herein, on the Closing Date, Sky Chefs shall assume all liabilities and obligations associated with the business and operations conducted at the Kitchens and with the Acquired Assets, whether arising on, prior to or after the Closing Date, other than the Excluded Liabilities (the "Assumed Liabilities").

2.3      Adjustment.

         (a) Each of Sky Chefs and CII hereby acknowledge and agree that the aggregate Net Working Capital associated with the business and operations at the Kitchens (the "Kitchens Net Working Capital") as of December 31, 1997 was $873,111. For the purposes of this Agreement, "Net Working Capital" is defined as the difference between current assets and current liabilities each as would be set forth on a balance sheet prepared in accordance with GAAP.

         (b) CII shall prepare in good faith, and deliver to Sky Chefs, on or before the date that is sixty (60) days following the Closing Date, a statement setting forth the Kitchens Net Working Capital as of the Closing Date (which statement shall set forth in reasonable detail the computation of such amount including a listing of the assets and liabilities included in the Kitchens Net Working Capital as of the Closing Date) (the "Closing Date Kitchens Net Working Capital Statement"). If within thirty (30) days following delivery of the Closing Date Kitchens Net Working Capital Statement, Sky Chefs does not give notice to CII of its objection to the computation of the Kitchens Net Working Capital as of the Closing Date (which notice must contain a statement of the basis of any objection), then the calculation of the Kitchens Net Working Capital as of the Closing Date set forth in the Closing Date Kitchens Net Working Capital Statement shall be final and binding on all


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Parties. If a notice of objection is given, then the Parties will attempt to settle the issues in dispute within fifteen (15) days thereafter. If they are unable to resolve such issues, any open items will be submitted to a nationally recognized accounting firm selected by Sky Chefs and reasonably acceptable to CII (the "Accountants") for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each Party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that Party, and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to each of CII and Sky Chefs, will be binding and conclusive on the Parties; and (iii) Sky Chefs, on the one hand, and CII, on the other hand, will each bear 50% of the fees of the Accountants for such determination.

         (c) On or before the third business day following the final determination of the Kitchens Net Working Capital as of the Closing Date, (i) in the event that the Kitchens Net Working Capital as of the Closing Date is greater than the Kitchens Net Working Capital as of December 31, 1997, Sky Chefs shall pay to CII the amount of such excess, by wire transfer of immediately available funds, to an account designated by CII and (ii) in the event that the Kitchens Net Working Capital as of the Closing Date is less than the Kitchens Net Working Capital as of December 31, 1997, CII shall pay to Sky Chefs the amount of such deficiency, by wire transfer of immediately available funds, to an account designated by Sky Chefs.


                                   ARTICLE III

                                     CLOSING

3.1      Closing.

         Subject to the satisfaction (or waiver) of the conditions set forth in
Article V of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, on or about February 27, 1998 (the "Closing Date"), or at such other place and on such other date as the Parties shall agree.

3.2      Delivery Obligations of CII.

         At the Closing, CII shall deliver to Sky Chefs:

         (a) the Sublease Assignments, executed by a duly authorized officer on behalf of CII, transferring to Sky Chefs all of CII's right, title and interest in and under the CIC Subleases;

         (b) the Bill of Sale, executed by a duly authorized officer on behalf of CII;

         (c) the Receipt, executed by a duly authorized officer on behalf of CII;

         (d) the Assignment Agreement, executed by a duly authorized officer on behalf of CII;



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         (e) the Assumption Agreement, executed by a duly authorized officer on behalf of CII;

         (f) to the extent that Required Consents and Required Notices are required to be given and/or received, documents reasonably satisfactory to Sky Chefs evidencing the receipt of such Required Consents and the giving of such Required Notices; and

         (g) such other agreements, instruments, certificates or assignments as Sky Chefs may reasonably request to transfer good and valid title of the Acquired Assets to Sky Chefs on the Closing Date.

3.3      Delivery Obligations of Sky Chefs.

         At the Closing, Sky Chefs shall deliver to CII:

         (a) the Purchase Price, as provided in Section 2.1 of this Agreement;

         (b) the Sublease Assignments, executed by a duly authorized officer on behalf of Sky Chefs;

         (c) the Receipt, executed by a duly authorized officer on behalf of Sky Chefs;

         (d) the Bill of Sale, executed by a duly authorized officer on behalf of Sky Chefs;

         (e) the Assignment Agreement, executed by a duly authorized officer on behalf of Sky Chefs; and

         (f) the Assumption Agreement, executed by a duly authorized officer on behalf of Sky Chefs.

                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1      Representations and Warranties of CII.

         CII represents, warrants and covenants to Sky Chefs, with respect to the transactions contemplated herein that:

         (a) Organization and Authority of CII. CII is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform this Agreement and the Related Agreements to which it is a party and the transactions herein and therein contemplated.

         (b) Authorization of Agreement. The execution, delivery and performance by CII of this Agreement and the Related Agreements to which it is a party have been duly authorized by all requisite corporate action. This Agreement and the Related Agreements to which it is a party have


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been duly executed and delivered by CII and constitute and will constitute a legal, valid and binding obligation of CII enforceable against CII in accordance with their terms, except as may be limited by bankruptcy or similar laws affecting creditors' rights generally and general principles of equity.

         (c) No Conflicts. The execution, delivery and performance of this Agreement and the Related Agreements to which it is a party by CII do not violate or conflict with (i) the certificate of incorporation or bylaws of CII or (ii) any judicial, administrative or regulatory order, judgment or decree or arbitration award to which CII is a party or by which it or its properties or any of the Acquired Assets is bound.

         (d) Acquired Assets. The Acquired Assets to be sold, transferred, or assigned to Sky Chefs hereunder include all of the assets of CII used at, in connection with, or in the operation of, the Kitchens and the business of CII conducted thereat or therefrom and at the Airports.

         (e) No Restrictions. Upon the consummation of the transactions contemplated by this Agreement and the Related Agreements and the payment of the Purchase Price by Sky Chefs to CII, Sky Chefs shall acquire good and valid title to all of the Acquired Assets, free and clear of all restrictions on transfer.

         (f) Severance . Except as set forth on Schedule 4.1(f) hereto, CII is not liable for any severance payments or other payments on account of the termination of any officer employee or shall be liable for any such payments as a result of this Agreement.

         (g) Collective Bargaining Agreements. Except as set forth on Schedule 4.1(g) hereto, CII is not a party to any CBAs in connection with the business and operations conducted at any of the Kitchens.

         (h) Labor Disputes. Except as set forth on Schedule 4.1(h) hereto, there are no strikes, material work stoppages or material disputes pending or, to the best knowledge of the management of CII, threatened between CII and any groups of its employees employed in connection with the business and operations conducted at any of the Kitchens.

         (i) Unions. Except as set forth on Schedule 4.1(i) hereto, no labor union or other collective bargaining unit represents any of the employees of CII employed in connection with the business and operations conducted at any of the Kitchens.

         (j) Organizational Efforts. Except as set forth on Schedule 4.1(j) hereto, to the best knowledge of the management of CII, no organizational effort by any labor union or other collective bargaining unit currently is under way or threatened with respect to any employees of CII employed in connection with the business and operations conducted at any of the Kitchens.

         (k) Certain Proceedings. Except as set forth on Schedule 4.1(k) hereto with respect to the business and operations conducted by CII at any of the Kitchens, there are no (i) material grievances or arbitration proceedings arising out of or under any CBA, (ii) representation proceedings by any group of CII's employees employed in connection with the business and operations conducted at any of the Kitchens, (iii) unfair labor practice charges or complaints pending


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before the National Labor Relations Board or any similar foreign, state or local agency or (iv) charges, claims or litigations pending before any local, state or Federal agency regarding any employment matter in connection with the operation of any of the Kitchens or any wages or compensation payable to any employee or third party in connection with the operation of any of the Kitchens.

         (l) No Brokers. CII has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees or commissions in connection with the transactions contemplated by this Agreement.

4.2      Representations and Warranties of Sky Chefs.

         Sky Chefs represents, warrants and covenants to CII, with respect to the transactions contemplated herein that:

         (a) Organization and Authority of Sky Chefs. Sky Chefs is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform this Agreement and the Related Agreements to which it is a party and the transactions herein and therein contemplated.

         (b) Authorization of Agreement. The execution, delivery and performance by Sky Chefs of this Agreement and the Related Agreements to which it is a party have been duly authorized by all requisite corporate action. This Agreement and the Related Agreements to which it is a party have been duly executed and delivered by Sky Chefs and constitute and will constitute a legal, valid and binding obligation of Sky Chefs enforceable against Sky Chefs in accordance with their terms, except as may be limited by bankruptcy or similar laws affecting creditors' rights generally and general principles of equity.

         (c) No Conflicts. The execution, delivery and performance of this Agreement and the Related Agreements to which it is a party by Sky Chefs do not violate or conflict with (i) the certificate of incorporation or bylaws of Sky Chefs or (ii) any judicial, administrative or regulatory order, judgment or decree or arbitration aware to which Sky Chefs is a party or by which it or its properties is bound.

         (d) Condition of Acquired Assets. Sky Chefs hereby acknowledges that all the Acquired Assets are being conveyed on an "as is - where is" basis, and CII makes no representation or warranty as to the condition of the Acquired Assets.

         (e) No Brokers. Sky Chefs has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees or commissions in connection with the transactions contemplated by this Agreement.

         (f) Transfer Taxes. Sky Chefs shall pay any Federal, state or local sales, transfer, stamp or like taxes payable in connection with the transfer of the Acquired Assets and the other transactions contemplated hereby.



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                                    ARTICLE V

                                   CONDITIONS

5.1      Conditions to Obligations of Sky Chefs and CII.

                  Sky Chefs and CII's respective obligations to consummate the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of each of the following conditions (unless expressly waived by Sky Chefs and CII at the Closing):

                  (a) all Required Consents be obtained and all Required Notices be given, and that Sky Chefs shall have received written evidence thereof reasonably satisfactory to Sky Chefs. If the Closing shall have occurred and any Required Consent shall not have been obtained and/or any Required Notice shall not have been given, the transfer effected hereby shall not be effective with respect to the Acquired Asset the transfer of which required such Required Notice to be given and/or Required Consent to be obtained; provided, however, that the Parties shall use their respective reasonable efforts to obtain such Required Consent or cause such Required Notice to be given as soon as is reasonably practicable following the Closing Date and the related Acquired Asset to be effectively transferred to Sky Chefs promptly thereafter. With respect to any such Acquired Asset that cannot be assigned to Sky Chefs as of the date hereof because of the failure or inability to obtain any Required Consent or to give any Required Notice or for any other reason, CII hereby agrees, from and after the date hereof and prior to the date of the proper and effective assignment of such Acquired Asset to Sky Chefs in accordance with the immediately preceding sentence, to cooperate with Sky Chefs in any reasonable arrangement designed to provide to Sky Chefs the benefits and obligations associated with such Acquired Asset (notwithstanding its non-assignment in accordance with the second sentence of this subparagraph). Sky Chefs agrees that, so long as Sky Chefs is receiving the benefits of any such Acquired Asset, Sky Chefs will perform CII's obligations in connection therewith;

                  (b) there shall not be in effect any injunction or order of any court prohibiting the consummation of the transactions contemplated hereby;

                  (c) the other Party shall have performed in all material respects all of its obligations under this Agreement to be performed prior to or at the Closing; and

                  (d) there shall not be in effect any work stoppage, boycott, strike, disruption or other interference, whether occasioned by any labor organization or any employee or third party, directed at the operations and/or business of any of the Kitchens or any other kitchen operated by Sky Chefs or CII, or the operations and/or business of any customer of Sky Chefs or CII or any customer of CII or Sky Chefs.

5.2      Conditions to Obligations of CII.



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                  CII's obligations to consummate the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of each of the following conditions (unless expressly waived by CII at the Closing):

                  (a) Each of the representations and warranties of Sky Chefs in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing with the same effect as though such representations and warranties had been made at and as of such time, other than representations and warranties that speak as of a specific date or time (which need only be true and correct in all material respects as of such date or time).

                  (b) Sky Chefs shall have performed in all material respects all obligations required to be performed or complied with by Sky Chefs under this Agreement at or prior to Closing.

5.3      Conditions to Obligations of Sky Chefs.

                  Sky Chefs' obligations to consummate the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following conditions (unless expressly waived by Sky Chefs on the Closing Date):

                  (a) Each of the representations and warranties of CII in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing with the same effect as though such representations and warranties had been made at and as of such time, other than representations and warranties that speak as of a specific date or time (which need only be true and correct in all material respects as of such date or time).

                  (b) CII shall have performed in all material respects all obligations required to be performed or complied with by CII under this Agreement at or prior to Closing.

                  (c) there shall be no material adverse change in the business, operations, prospects and operations of any of the Kitchens or CII (including, without limitation, any material change in the terms and conditions of employees at any of the Kitchens).

                                   ARTICLE VI

                                EMPLOYEE MATTERS


6.1      Employee Matters.

         (a) Prior to the Closing, CII shall notify all employees at the Kitchens, and with respect to any employees represented by any labor organization, the appropriate representative of such organization, that CII will discontinue operations at the Kitchens effective as of the Closing Date and that the employment of any individuals employed by CII shall cease effective as of the Closing Date.



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         (b) With respect to its operation of the Kitchens, after the Closing,
Sky Chefs shall be (i) entitled to set such terms and conditions of employment with respect to the post-Closing operations of the Kitchens as Sky Chefs, in its sole discretion, deems appropriate and (ii) undertake such recruiting and hiring measures as it, in its sole discretion, deems appropriate.

6.2      Cooperation in Labor Matters.

         Prior to the Closing Date, CII shall permit, to the extent requested by Sky Chefs, reasonable access to the Kitchens and its employees by representatives of Sky Chefs for purposes of recruitment and/or hiring, and CII and Sky Chefs shall provide each other with such information regarding labor and employment matters as each may reasonably request in order to consummate the transactions contemplated hereby.

                                   ARTICLE VII

                         CONTINUITY OF CUSTOMER SERVICE

         Sky Chefs shall use its reasonable best efforts to ensure that the airlines and other CII customers being serviced from the Kitchens receive uninterrupted and high quality catering services on and following the Closing Date. If necessary to provide such services, Sky Chefs shall provide such services from another facility for such period of time as may be necessary to ensure such uninterrupted and high quality services.


                                  ARTICLE VIII

                            INDEMNIFICATION; SURVIVAL

8.1      Survival

         The representations and warranties of the parties to this Acquisition Agreement shall survive the closing for a period of one (1) year from the Closing Date.

8.2      Indemnification by CII

         CII shall indemnify and hold harmless Sky Chefs and Sky Chefs' affiliates from, and shall reimburse Sky Chefs and Sky Chefs' affiliates for all losses, liabilities, deficiencies, penalties, claims, damages or expenses (including, but not limited to, costs of investigation and defense and reasonable attorneys' fees) (collectively "Damages") arising out of or in connection with:

         (a) any material inaccuracy in any representation or warranty by CII set forth in this Agreement;

         (b) any material failure by CII to perform or comply with any agreement or covenant contained in this Agreement; and

         (c)      the Excluded Liabilities.

Notwithstanding anything to the contrary set forth herein, CII shall not indemnify Sky Chefs for Damages arising out of the gross negligence or willful misconduct of Sky Chefs. Sky Chefs hereby waives and releases any claims against CII for consequential or similar damages.

8.3      Indemnification by Sky Chefs

         Sky Chefs shall indemnify and hold harmless CII and CII's affiliates from, and shall reimburse CII and CII's affiliates for all Damages arising out of or in connection with:

         (a) any material inaccuracy in any representation or warranty by Sky Chefs set forth in this Agreement;

         (b) any material failure by Sky Chefs to perform or comply with any agreement or covenant contained in this Agreement; and

         (c) any Assumed Liabilities and the post-closing operation by Sky Chefs of the Acquired Assets

Notwithstanding anything to the contrary set forth herein, Sky Chefs shall not indemnify CII in connection with any Damages arising as a result of the gross negligence or willful misconduct of CII. CII hereby waives and releases any claims against Sky Chefs for consequential or similar damages.

8.4      Procedure for Indemnification

         In the event that any claim to be indemnified by the other hereunder is made by CII or Sky Chefs, the Party seeking indemnification hereunder shall give prompt written notice thereof to the indemnifying Party and the indemnifying Party shall assume control of, and all expense with respect to, the defense, settlement, adjustment or compromise of such claim; provided, that (i) the indemnified Party may, if it so desires, employ counsel at its own expense to assist in the handling of such claim and (ii) the indemnifying Party shall obtain the prior written approval of the indemnified Party, which approval shall not be unreasonably withheld, before entering into any settlement, adjustment or compromise of such claim or ceasing to defend against such claim, if pursuant thereto or as a result thereof there would be imposed injunctive or other relief against the indemnified Party other than monetary damages fully indemnified by the indemnifying Party. The rights and obligations under this Section will survive the termination or expiration of this Agreement for any reason.

                                   ARTICLE IX

                                  MISCELLANEOUS

9.1      Entire Agreement; Amendment.

         This Agreement (together with the Exhibits and Schedules hereto) constitutes the entire agreement between the Parties with respect to the subject matter contained herein, supersedes all prior oral or written agreements, commitments or understandings between the parties with respect thereto, and cannot be amended, supplemented or otherwise modified except in a writing executed by each of the Parties.

9.2      Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

9.3      Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.4      Successors and Assigns.

         This Agreement is intended for the exclusive benefit of the parties hereto and their respective successors and assigns. Nothing contained in this Agreement shall be construed as granting any rights or benefits in or to any third party, and no person shall assert any rights as third-party beneficiary hereunder.

9.5      Captions.

         The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

9.6      Further Assurances.

         On or after the date hereof, CII and Sky Chefs hereby agree to promptly execute, acknowledge and deliver any other assurances, instruments, agreements, certificates or other documents and take any other action reasonably requested by the other party hereto to effect the transactions contemplated hereby.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their officers or other duly authorized representatives as of the date first above written.



                                         SKY CHEFS, INC.


                                         By:      /s/ Harold A. Michel, Jr.
                                            ------------------------------------
                                               Name: Harold A. Michel, Jr.
                                               Title: Vice President

                                         CATERAIR INTERNATIONAL,
                                             INC. (II)


                                         By:     /s/ Terry W. Roueche
                                            ------------------------------------
                                               Name: Terry W. Roueche
                                               Title: Assistant Secretary

                                                                      Schedule 1

                                 ACQUIRED ASSETS

01/29/98    CATERAIR INTERNATIONAL, INC. (S002X)    CODA-IAS 06.73.094 U143
10:42:42    Browse balances - List                  NXP


                                                   DEC 1997
Subaccount          Title                          BALANCE
02                  AE Adds/Debt Issues                0.00
95MU107114          COMPRESSOR-COPELAND                0.00
95MU005012          SEWER LINE REPLACE.           25,055.90
96MU031031          PARKING LOT                    8,182.00
96MU381012          PHONE SYSTEM                  16,077.18
97MU381002          POWERFONES 121                 2,535.36
96MU381011          MOTOROLA RADIO                10,105.96
96MU054054          HAND SINKS W/PEDAL             2,569.00
97MU381001          COMPUTER SETUP                   562.00
96MU381010          PENTIUM COMPUTER               4,352.49
96MU381014          COMPUTER SYSTEM                    0.00
97MU381005          COMPUTER                       3,057.89
97MU381003          AMS SOFTWARE LICENSE           1,500.00
96MU381013          CARGO VAN                      7,008.75

                                                  61,006.53

01/29/98       CATERAIR INTERNATIONAL, INC. (SOO2X)    CODA-IAS v6.73.094 U143
10:41:12       Browse balances - List                  NXP

Subaccount     Title                        DEC 1997
                                             BALANCE

02             AE Adds/Debt Issues               0.00
97MU383002     COMPUTER                      2,288.77
97MU383001     COMPUTER SETUP                    5.44
96MU383001     PHONE SYSTEM                 11,304.05
97MU383004     AUTO SCRUBBER                 9,989.75
97MU383005     NEXTEL CELLULAR               2,360.99
96MU014014     CAMCORDER                       678.72
96MU016017     COMPUTER & PRINTER            5,401.32
97MU383001     COMPUTER SETUP                  574.50
96MU383002     NOTEBOOK PC                   2,673.53
96MU383003     COMPUTER SYSTEM               2,823.00
97MU383003     AMS SOFTWARE LICENSE          1,500.00

                                            39,600.07

01/29/98       CATERAIR INTERNATIONAL, INC.  (S002X)   CODA-IAS  v6.73.094 U143
10:36:56       Browse balances - List                  NXP

                                          DEC 1997
Subaccount    Title                        BALANCE
02            AZ Adds/Debt Issues             0.00
97MU607017    DISHROOM FLOOR             54,000.00
96MU006006    PARKING LOT                 4,533.00
96MU049049    FENCE                       1,197.25
97MU607001    LOADING DOCK               39,727.00
96MU025025    REFRIGERATION REPAIR       15,875.00
95MU008015    DISHROOM FLOOR IMPRO        9,830.00
96MU026026    HALLWAY IMPROVEMENT         9,444.00
96MU004004    ELEVATOR IMPROVEMENT        5,770.00
96MU050050    2-WAY RADIOS               14,238.13
96MU023023    BOOSTER-DISH MACHINE        4,177.33
95MU004011    SKILLET                     2,165.00
96MU607011    DIGITAL CAMERA              1,538.55
96MU607012    EXTRUDER ENCLOSURE        203,181.95
97MU607012    LOCKER ROOMS               32,096.00
96MU050050    2-WAY RADIOS                  622.44
97MU607018    COUNTER UNIT                7,563.43
96MU607013    INTERCOM SYSTEM             7,300.96
97MU607011    DRAPES                      6,271.50
96MU607014    A/C RELOCATING              8,350.00
97MU607002    NEW CARPETING               8,238.25
96MU607011    DIGITAL CAMERA              3,360.09
96MU607010    PHONE SYSTEM               32,515.30
95MU004011    SKILLET                         0.00
97MU607013    COMPUTER                    2,764.00
96MU607016    COMPUTER SYSTEM             3,223.00
97MU607002    NEW CARPETING               8,238.25
96MU607011    DIGITAL CAMERA                610.67
96MU045045    COMPUTER UPGRADE            6,935.88
97MU607015    AMS SOFTWARE LICENSE        1,500.00
96MU607015    WATER SYSTEM                6,514.78
17300         SAC-LBI                   128,105.77 DISHROOM FLOOR


                                        629,907.56

                                                                      Schedule 2

                      REQUIRED CONSENTS & REQUIRED NOTICES

1. Consent of the County of Orange pursuant to that certain License - Airline Related Services, dated November 1, 1995, between the County of Orange and Caterair International, Inc.

2. Consent of the City of Los Angeles, Department of Airports pursuant to that certain Lease No. ONT-5147 between the City of Los Angeles, Department of Airports and Caterair International Corporation.

3. Consent of the City of Los Angeles, Department of Airports pursuant to that certain Lease No. LAA-2351, between the City of Los Angeles, Department of Airports and Caterair International Corporation.

4. Consent of Continental Airlines, pursuant to that certain Catering Agreement, dated as of January 1, 1985, between Marriott Corporation and Continental Airlines, Inc. with respect to the Ontario Kitchen.

5. Consent of the City of Los Angeles, Department of Airports, pursuant to that certain Motor Vehicle Operating Permit for Los Angeles International Airport, dated July 13, 1995, in favor of Caterair International Corporation.

6. Prior written notice to Trans World Airlines in which Caterair agrees in writing to remain liable for and guarantees the full, faithful and complete performance of the matters to be performed under the Catering Agreement, dated March 29, 1995, between Trans World Airlines and Caterair International Corporation with respect to the Ontario Kitchen and the Santa Ana Kitchen.

7. Consent of Alaska Airlines, Inc. pursuant to that certain Global Catering Agreement, dated as of June 8, 1993, between Alaska Airlines, Inc. and Caterair International Corporation with respect to each of the Kitchens.

8. Consent of United Airlines, Inc. pursuant to that certain Master Catering Agreement, dated February 10, 1989, between Marriott Inflite Services and United Airlines, Inc. with respect to the Ontario Kitchen and the Santa Ana Kitchen.

9. Consent of USAir, Inc. pursuant to that certain Catering Agreement between Caterair International, Inc. and USAir, Inc. with respect to the Santa Ana Kitchen.

                                 Schedule 4.1(f)

                                    Severance


1. Caterair International, Inc. (II) Severance Policy Applicable to Management Employees.

                                 Schedule 4.1(g)

                        Collective Bargaining Agreements



1. Agreement between Caterair International, Inc. (LAX) with International Brotherhood of Teamsters Local 572, in effect through October 9, 2000.

2. Agreement between Caterair International, Inc. (Santa Ana) with International Brotherhood of Teamsters Local 572, in effect through January 17, 2000.

3. Agreement between Caterair International, Inc. (Ontario) with International Brotherhood of Teamsters Local 572, in effect through September 29, 1998.

                                 Schedule 4.1(h)

                                 Labor Disputes




None.

                                 Schedule 4.1(i)

                                     Unions


                International Brotherhood of Teamsters Local 572.

                                 Schedule 4.1(j)

                             Organizational Efforts


None.

                                 Schedule 4.1(k)

                               Certain Proceedings


Pending EEOC Charges

1.       Raymundo Valentin v. Caterair  (Santa Ana) (Citizenship Status).

2.       Carolyn Green v. Caterair (LAX) (Race/Sex/Age).

3.       Delfina Haro v. Caterair (LAX) (Sexual Harassment).

4.       Charles Williams v. Caterair (Ontario) (Race).

Union Grievances

IBT Local 572 (LAX) (Grieving elimination of job classification and change in job class qualifications concerning four employees.)

                                                                       Exhibit A

                                     FORM OF
                             ASSIGNMENT OF SUBLEASES

                                (Attached hereto)

                                                                       [607 LAX]
                                                                 [381 Santa Ana]
                                                                   [383 Ontario]

                              ASSIGNMENT AGREEMENT

         THIS ASSIGNMENT AGREEMENT (this "Agreement"), dated as of February 27, 1998, is between CATERAIR INTERNATIONAL, INC. (II) ("CII"), a Delaware corporation, and SKY CHEFS, INC. ("Sky Chefs"), a Delaware corporation.

         WHEREAS, CII and Sky Chefs are a party to that certain Acquisition Agreement (the "Acquisition Agreement"), dated as of January 30, 1998, pursuant to which CII has agreed to sell all of its business and the related assets at CII's flight kitchen catering facilities (the "Kitchens") at __________________________________________________________________ to Sky Chefs,
and Sky Chefs has agreed to acquire all of CII's business and assets at the Kitchens;

         WHEREAS, CII is a party to that certain Sublease Agreement (the "Caterair Sublease"), dated as of September 29, 1995, between CII and Caterair International Corporation ("Caterair"), regarding the subleasing of certain facilities located in ______________, which facilities are leased by Caterair from _____________ pursuant to a ___________ dated _________ __, 199_;

         WHEREAS, CII desires to assign all of its right, title and interest in the Caterair Sublease to Sky Chefs;

         WHEREAS, Sky Chefs will assume all of CII's obligations and liabilities under the Caterair Sublease; and

         WHEREAS, this is an "Assignment of Sublease" contemplated by Sections 3.2(a) and 3.3(a) of the Acquisition Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         As of the date hereof, CII hereby grants, conveys and assigns to Sky Chefs all of CII's right, title and interest in and to the Caterair Sublease and Sky Chefs hereby accepts such assignment and assumes all duties, obligations and liabilities arising therefrom from the date hereof, as if Sky Chefs were an original party thereto.

         In the event of a conflict between the provisions of this Assignment Agreement and the provisions of the Acquisition Agreement, the parties hereby agree that the provisions of the Acquisition Agreement shall control and shall be dispositive.

         This Assignment Agreement may be executed in one or more counterparts, each of which shall be considered an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Assignment Agreement effective as of October ___, 1997.


                                        CATERAIR INTERNATIONAL, INC. (II)


                                        By:
                                           -------------------------------------
                                              Name:
                                              Title:



                                        SKY CHEFS, INC.


                                        By:
                                           -------------------------------------
                                              Name:
                                              Title:
Accepted and agreed as of
this ___ day of October, 1997

CATERAIR INTERNATIONAL CORPORATION



By:
   ---------------------------------
      Name:
      Title:

                                                                       Exhibit B

                                 FORM OF RECEIPT

                                (Attached hereto)

                                  CROSS RECEIPT

         Reference is hereby made to that certain Acquisition Agreement (the "Acquisition Agreement"), dated as of January 23, 1998, between Sky Chefs, Inc. ("Sky Chefs") and Caterair International, Inc. (II) ("CII"). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Acquisition Agreement.

         Sky Chefs hereby acknowledges receipt, on the date hereof, of the Acquired Assets referenced in Section 2.1 of the Acquisition Agreement.

         CII hereby acknowledges receipt, on the date hereof, of $1,539,706, in respect of the Purchase Price for Sky Chefs' acquisition of the Acquired Assets, as referenced in Section 2.1 of the Acquisition Agreement.

Date:    February 27, 1998


                                        SKY CHEFS, INC.

                                        By:
                                           -------------------------------------
                                              Name:
                                              Title:



                                        CATERAIR INTERNATIONAL, INC. (II)


                                        By:
                                           -------------------------------------
                                              Name:
                                              Title:

                                                                       Exhibit C

                                     FORM OF
                                  BILL OF SALE


                                (Attached hereto)

                                  BILL OF SALE

         Reference is hereby made to that certain Acquisition Agreement (the "Acquisition Agreement"), dated as of January 23, 1998, between Sky Chefs, Inc. ("Sky Chefs") and Caterair International, Inc. (II) ("CII"). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Acquisition Agreement.

         CII, for and in consideration of the representations, warranties and agreements set forth in the Acquisition Agreement, and the payment by Sky Chefs of the Purchase Price, as referenced in Section 2.1 of the Acquisition Agreement, and other good and valuable consideration paid to the CII, the receipt and sufficiency of which are hereby acknowledged, has bargained and sold and by these presents do grant and convey, pursuant to the Agreement, unto Sky Chefs, all of CII's right, title and interest in and to all of the Acquired Assets.

                  IN WITNESS WHEREOF, the undersigned have duly executed this Bill of Sale as of this 27th day of February 1998.


                                         SKY CHEFS, INC.

                                         By:
                                            ------------------------------------
                                               Name:
                                               Title:



                                         CATERAIR INTERNATIONAL, INC. (II)


                                         By:
                                            ------------------------------------
                                               Name:
                                               Title:

                                                                       Exhibit D

                                     FORM OF
                             ASSIGNMENT OF CONTRACTS

                                (Attached hereto)

                              ASSIGNMENT AGREEMENT

         Assignment Agreement, dated as of February 27, 1998, between Caterair International, Inc. (II), a Delaware corporation ("CII") and Sky Chefs, Inc., a Delaware corporation.

         Reference is hereby made to that certain Acquisition Agreement, dated as of January 23, 1998 (as amended from time to time, the "Acquisition Agreement"), between Sky Chefs and CII. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Acquisition Agreement.

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and subject to the terms and conditions set forth in the Acquisition Agreement, CII hereby transfers, assigns, grants, transfers and otherwise conveys and delivers to Sky Chefs, and Sky Chefs hereby accepts all of CII's right, title and interest in, to and under the Acquired Agreements.

         IN WITNESS WHEREOF, the undersigned have duly executed this Assumption Agreement as of the date first written above.

                                        SKY CHEFS, INC.


                                        By:
                                           -------------------------------------
                                              Name:
                                              Title:

                                        CATERAIR INTERNATIONAL, INC. (II)



                                        By:
                                           -------------------------------------
                                              Name:
                                              Title:

                                    Exhibit E

                                     FORM OF
                              ASSUMPTION AGREEMENT

                                (Attached hereto)

                              ASSUMPTION AGREEMENT


         Assumption Agreement, dated as of February 27, 1998, by Sky Chefs, Inc., a Delaware corporation ("Sky Chefs").

         Reference is hereby made to that certain Acquisition Agreement, dated as of January 23, 1998 (as amended from time to time, the "Acquisition Agreement"), between Sky Chefs and Caterair International, Inc. (II). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Acquisition Agreement.

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sky Chefs hereby assumes and agrees to pay, perform and discharge when due all of the Assumed Liabilities (but not any of the Excluded Liabilities) subject to the terms and conditions set forth in the Acquisition Agreement.

         IN WITNESS WHEREOF, the undersigned has duly executed this Assumption Agreement as of the date first written above.

                                       SKY CHEFS, INC.


                                       By:
                                          --------------------------------------
                                             Name:
                                             Title: